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EXHIBIT 10(ix)

                                 LAW OFFICES OF

                                RANDALL S. WAIER

                          20241 BIRCH STREET, SUITE 103
                         NEWPORT BEACH, CALIFORNIA 92660

                            TELEPHONE (949) 476-2511
                            FACSIMILE (949) 476-3160

                      REVISED ATTORNEY-CLIENT FEE AGREEMENT
                      -------------------------------------

         This ATTORNEY-CLIENT FEE AGREEMENT ("Agreement") is entered into by and between Mervyn A. Phelan, Sr., Sharon Phelan, Craig Brown, Sherry Brown, Craig Brown as Trustee of the Vista De Catalina Irrevocable Trust Mervyn Phelan, Jr., Mervyn Phelan, Jr., Trustee of the Aliso Circle Irrevocable Inter Vivos Trust dated May 5, 1998, U.S. West Homes, Inc., Ramona Expressway, a limited partnership, Senior Care Industries, Inc. and its subsidiaries and affiliates (together "Client"), and Randall S. Waier ("Attorney").

         1. CONDITIONS. This Agreement will not take effect, and Attorney will have no obligation to provide legal services, until Client returns a signed copy of this Agreement.

         2. SCOPE AND DUTIES. Client hires Attorney to provide and continue to provide legal services in connection with pending lawsuits and litigation matters with Gregory Grantham, John Saba, Tri-National, Cecil Wright, Mullens Family Trust, Capital Credit, Citi Capital, among others.

         Attorney shall provide and continue to provide those legal services reasonably required to represent Client, and shall take reasonable steps to keep Client informed of progress and to respond to Client's inquiries. This Agreement expressly does not apply to any appeal taken in the above-referenced litigations. Such representations, if requested by Client, would be the subject of new and separate retention agreements. Attorney also will make himself available during the normal working hours of Client, from 5 a.m. to 12 noon.

         No promises or representations have been made, express or implied, regarding the results of any litigation. As the cases progress, Attorney will notify Client of any proceedings not covered by this contract that require a new contract and the payment of additional fees.

         Client shall be truthful with Attorney, cooperate with Attorney, keep Attorney informed of developments, abide by this Agreement, pay Attorneys' bills on time and keep Attorney advised of Client's address, telephone number and whereabouts.

         3. DEPOSIT. Client shall pay a monthly retainer of $15,000.00 against fees on or before the 30th of each month credited to attorneys' fees incurred during that month, the balance of which fees which remain unpaid after the $15,000 credit shall continue to accrue and be paid in either or both of two ways: (i) Client has issued Attorney 10,000,000 common shares of U.S. West Homes, Inc. These shares represent unrestricted stock. (1) Upon sale of these shares, Client will be credited the sale amount actually received by Attorney toward fees still remaining to be paid. In this regard, should, after the sale of these shares, there be an excess over and above the fees incurred, Attorney shall be entitled to the excess. (ii) If, through the sale of these shares, all fees are still unpaid, Client shall continue to be responsible for the payment of the deficient fees. Attorney fees shall not include telephone communications of a ten minute duration or less, unless such conversation encompasses substantive matters relating to Attorney's services.

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(1) CLIENT IS ADMONISHED TO REVIEW CALIFORNIA RULES OF PROFESSIONAL CONDUCT RULE
3-300 [ATTACHED HERETO] WITH RESPECT TO THE ISSUANCE OF THE U.S. WEST HOMES,
INC. COMMON STOCK TO ATTORNEY. IN THAT RESPECT, CLIENT OFFERED THIS STOCK TO ATTORNEY AS A GIFT AND FOR PAYMENT OF ATTORNEY'S FEES. THE ISSUANCE OF STOCK IS FAIR AND REASONABLE IN THAT CLIENT, AT PRESENT, HAS LIMITED RESOURCES FOR THE FULL PAYMENT OF ALL OF ATTORNEY'S CURRENT AND ANTICIPATED FEES. CLIENT ACKNOWLEDGES THAT THEY HAVE BEEN ADVISED TO SEEK THE ADVICE OF AN INDEPENDENT ATTORNEY OF THEIR OWN CHOOSING, AND HAVE SOUGHT THAT ADVICE, PRIOR TO THE ISSUANCE OF THE STOCK. BY THEIR SIGNATURES TO THIS AGREEMENT, CLIENT CONSENTS TO THE TERMS OF THE STOCK ISSUANCE TO SUPPLEMENT THE CURRENT AND FUTURE PAYMENT OF FEES AND AS A BONUS TO ATTORNEY.



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         4. LEGAL FEES. Client agrees to pay for legal services at the following rates:

                  Partners:         $225.00/hour
                  Associates:       $125.00/hour
                  Paralegals:       $75.00/hour
                  Law Clerks:       $75.00/hour
                  Other Personnel:  As Customary

Attorney charges in minimum units of 0.25 hours.

         5. COSTS AND EXPENSES. All costs, necessary disbursements, and other reasonable personal, travel, investigation, expert and trial-related expenses incurred by Attorney in advancing Client's cause herein are to be paid by Client in advance or at the time said costs, disbursements and expenses are incurred by Attorney.

         6. STATEMENTS. Attorney shall send Client periodic statements for fees and costs incurred. Client shall pay Attorneys' statement upon receipt. Client has requested and Attorney agrees to provide such a statement to be mailed on or about the first and fifteenth of each month.

         7. LIEN. Client hereby grants Attorney a lien on any and all claims or causes of action that are the subject of Attorneys' representation under this Contract. Attorneys' lien will be for any sums due and owing to Attorney at the conclusion of Attorneys' services. The lien will attach to any recovery Client may obtain whether by arbitration, award, judgment, settlement or otherwise.

         8. DISCHARGE AND WITHDRAWAL. Client may discharge Attorney at any time. Attorney may withdraw with Client's consent or for good cause. Good cause includes Client's breach of this Agreement, Client's refusal to cooperate with Attorney or to follow Attorney's advice on a material matter or any other fact or circumstance that would render Attorney's continuing representation unlawful or unethical.

         9. CONCLUSION OF SERVICES. When Attorneys' services conclude, all unpaid charges shall become immediately due and payable. After Attorneys' services conclude, Attorney will, upon Client's request, deliver Client's file to Client, along with any Client funds or property in Attorney's possession.

         10. DISCLAIMER OF GUARANTEE. Nothing in this Agreement and nothing in Attorney's statements to Client will be construed as a promise or guarantee about the outcome of Client's matter. Attorney makes no such promises or guarantees. Attorneys' comments about the outcome of Client's matter are expression of opinion only.

         11. EFFECTIVE DATE. This Agreement will take effect when Client has performed the conditions stated in paragraph 1, but its effective date will be retroactive to the date Attorney first provided services. The date at the beginning of this Agreement is for reference only. Even if this Agreement does not take effect, Client will be obligated to pay Attorney the reasonable value of any services Attorney may have performed for Client.

12. APPLICABLE LAW AND JURISDICTION. This Agreement shall be deemed to have been made in the State of California and shall be construed according to the laws of that State. Client consents to the jurisdiction of any State or Federal Court in Orange County, California, in the event that any legal proceedings arising out of this Agreement occurs.



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         13. AUTHORITY TO EXECUTE/COUNTERPART. All the parties to this
Agreement, be it individual, corporate, partnership or otherwise, hereby represent and warrant that they have the authority to enter into this Agreement, and such execution has been approved by appropriate corporate resolution, partnership authorization, or otherwise. This agreement may be executed in counterpart, with all such counter parts constituting but one agreement.

                                         "ATTORNEY"

Dated: January 28, 2003                  LAW OFFICES OF RANDALL S. WAIER

                                         By: /s/ Randall S. Waier
                                             -----------------------------------
                                             Randall S. Waier

                                         "CLIENT"

Dated: January 28, 2003

                                         By: /s/
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                                             of U.S. West Homes, Inc.
Dated: January 28, 2003

                                         By: /s/

                                             -----------------------------------
                                             of Senior Care Industries, Inc.
                                             And its subsidiaries and affiliates